UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Donlon as President

In connection with the closing of the previously announced acquisition (the “RiverBanc Acquisition”) of RiverBanc LLC (“RiverBanc”) pursuant to the Membership Interest Purchase Agreement, dated May 3, 2016, by and among New York Mortgage Trust, Inc. (the “Company”), Donlon Family LLC, a North Carolina limited liability company (“DF LLC”), JMP Investment Holdings LLC, a Delaware limited liability company (“JMP”), Hypotheca Capital, LLC, a New York limited liability company (“Hypotheca” and, together with DF LLC and JMP, the “Sellers”), and RiverBanc, on May 16, 2016, the Company entered into an employment agreement with Kevin Donlon (the “Employment Agreement”). RiverBanc, which served as an external manager to the Company, was partially owned by a subsidiary of the Company prior to the completion of the RiverBanc Acquisition.

The Board of Directors of the Company (the “Board”) appointed Mr. Donlon, 47, to succeed Steven R. Mumma, the Company’s Chief Executive Officer and President and Chairman of the Board, as President of the Company, effective concurrent with the closing of the RiverBanc Acquisition. Mr. Mumma relinquished his role as President but will continue in his role as Chairman of the Board and Chief Executive Officer of the Company.

Mr. Donlon’s diverse career has spanned many facets of the real estate capital markets including roles as chief executive, principal investor, investment banker, consultant and entrepreneur. Mr. Donlon founded RiverBanc in 2010 and served as its Chief Executive Officer from its inception in 2010 to the date hereof. Prior to founding RiverBanc, Mr. Donlon was a Managing Director with BlackRock from January 2010 until August 2010 following its acquisition of Helix Financial Group LLC in January 2010. Mr. Donlon founded Helix Financial Group LLC in May 2004 to provide advisory, underwriting and analytical services to the commercial real estate capital markets arena and served as its Managing Partner from May 2004 to January 2010. As Managing Partner of Helix Financial Group LLC, Mr. Donlon managed a team of more than 175 employees. From 1997 to 2004, Mr. Donlon was a Principal in the CMBS Capital Markets Group of Banc of America Securities LLC where he managed over $10 billion of loan origination, securities underwriting and debt placement. During his seven years with Banc of America Securities LLC, Mr. Donlon participated in all facets of the capital markets, including large loan origination, credit tenant lease financing, credit derivatives, and mergers and acquisitions. Between 1991 and 1996, Mr. Donlon worked with KPMG LLP and Kenneth Leventhal & Co., where he specialized in the valuation, due diligence and financial modeling of both performing and nonperforming commercial real estate. Mr. Donlon received a Bachelor of Science in Accounting from The Pennsylvania State University and has been Certified as a Public Accountant in the State of Maryland (inactive).

Mr. Donlon is the managing member and beneficially owns 100% of DF LLC. The Company is also an investor in RB Multifamily Investors LLC (“RBMI”) and RB Development Holding Company, LLC (“RBDH”), each of which are partially owned by DF LLC (and indirectly by Mr. Donlon) and JMP or its affiliates. Concurrently with the closing of the RiverBanc Acquisition, the Company completed acquisitions of the outstanding common equity interests in RBMI and RBDH held by each of DF LLC and JMP or its affiliates for aggregate cash consideration of $7,687,500, of which $1,281,250 was paid to DF LLC. Prior to RBMI and RBDH becoming wholly-owned subsidiaries of the Company, the Company owned 67.19% and 62.5% of the outstanding common equity interests in RBMI and RBDH, respectively. Prior to the completion of the RiverBanc Acquisition, RiverBanc provided investment management services to the Company pursuant to a management agreement. In addition to the assets RiverBanc managed directly for the Company, RiverBanc also managed RBMI and RBDH. Pursuant to the management agreement, RiverBanc was entitled to receive base management and incentive fees from the Company. For the year ended December 31, 2015, RiverBanc received management and incentive fees of approximately $8.1 million under the management agreement. Prior to the completion of the acquisitions described above, DF LLC owned 59.40%, 5.47% and 6.25% of the outstanding common equity interest in RiverBanc, RMI and RBDH, respectively.

The Employment Agreement has an initial term of two years. The term automatically renews for successive one-year periods unless the Company provides notice of non-renewal at least 90 days prior to the expiration of the then-current initial term or renewal term. Under the Employment Agreement, Mr. Donlon is entitled to, among other things: (i) an annualized base salary of $550,000, (ii) participation in the Company’s annual cash incentive bonus plan, and (iii) eligibility to receive awards from time to time under the Company’s 2010 Stock Incentive Plan (the “2010 Plan”), as determined in the discretion of the Compensation Committee of the Board (the “Committee”). In the event of a termination of his employment without cause or his resignation for good reason, so long as Mr. Donlon executes (and does not revoke) a release of claims in a form satisfactory to the Company, then: (a) the Company will pay Mr. Donlon a lump sum cash severance payment within 60 days following the termination date in an amount equal to the sum of his annualized base salary in effect on the termination date and the average annual bonus earned by him in the two most recently completed fiscal years, (b) all or a portion of the unvested equity awards granted to Mr. Donlon prior to the termination date will immediately become fully vested as of the termination date, depending on whether the unvested equity awards are subject to a performance requirement that has not been satisfied as of the termination date (equity awards that are subject to a performance requirement will vest based upon actual performance upon the expiration of the applicable performance period), and (c) the Company will pay the cost of Mr. Donlon’s continued participation in the Company’s group health plan for a period of 18 months (the “Subsidized Continuation Coverage”). In the event of a termination of Mr. Donlon’s employment as a result of his death or disability, the unvested equity awards granted to Mr. Donlon prior to the termination date will immediately become fully vested as of the termination date. In addition, if Mr. Donlon’s employment terminates as a result of his disability, then so long as Mr. Donlon executes (and does not revoke) a release of claims in a form satisfactory to the Company, then Mr. Donlon will receive the Subsidized Continuation Coverage. The Employment Agreement also contains certain confidentiality, non-competition and non-solicitation covenants.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the entire Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Approval of 2016 Restricted Stock Award

On May 16, 2016, the Committee approved a grant of 100,000 shares of restricted stock to Mr. Mumma (the “Stock Award”) pursuant to the 2010 Plan, one-third of which will become fully vested and non-forfeitable on each of the first, second and third anniversaries of the date of grant. The Stock Award was granted in recognition of the Company's successful closing of the RiverBanc Acquisition and the acquisitions of RBMI and RBDH described above, to better right-size Mr. Mumma’s total compensation relative to the range of total compensation paid to the chief executive officers in the Company's peer group, and to provide additional incentive to the executive to remain with the Company over the longer-term. Except as set forth in the immediately preceding sentence, the Stock Award is subject to the terms and conditions of the 2010 Plan and the restricted stock award agreement for Company employees, a form of which was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement of Kevin Donlon dated May 16, 2016, by and between New York Mortgage Trust, Inc. and Kevin Donlon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: May 16, 2016	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement of Kevin Donlon dated May 16, 2016, by and between New York Mortgage Trust, Inc. and Kevin Donlon.